Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION ANNOUNCES FISCAL 2008 EARNINGS

CIRCLE PINES, Minn. (November 19, 2008) – Northern Technologies International Corporation (NASDAQ: NTIC) today announced fiscal 2008 earnings of $2,553,956, or $0.68 per diluted common share, for the fiscal year ended August 31, 2008. Excluding the one-time gain on the sale of land, building and equipment that previously served as NTIC’s corporate headquarters of $724,495 during fiscal 2007, net income increased by 2.2 percent during fiscal 2008 as compared to fiscal 2007.  Including such one-time gain on sale of assets during fiscal 2007, NTIC’s fiscal 2008 net income decreased 20.8 percent from $3,223,408, or $0.87 per diluted common share, for fiscal 2007.  Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found later in this release.

Total net sales of all of NTIC’s joint ventures increased 25.7 percent to $101,279,532 during fiscal 2008 as compared to fiscal 2007.  As a result of such increase in total net sales of NTIC’s joint ventures, NTIC recognized increased fee income for technical and support services of $5,956,403 in fiscal 2008 as compared to $4,976,194 in fiscal 2007, an increase of 19.7 percent.  NTIC’s equity in income of corporate joint ventures and holding companies increased 18.4 percent to $3,792,197 in fiscal 2008 as compared to $3,201,621 in fiscal 2007.  NTIC’s income from its corporate joint ventures and holding companies increased 36.8 percent to $4,514,601 in fiscal 2008 as compared to fiscal 2007.

“The continued momentum in our international core corrosion protection business drove our earnings during fiscal 2008,” said G. Patrick Lynch, NTIC president and chief executive officer. “While demand for our ZERUST® products in North America decreased, international ZERUST® sales by our joint ventures increased significantly in fiscal 2008 as compared to fiscal 2007.  We are also pleased with the market reception of our new broad portfolio of bio-based and biodegradable (compostable) polymer resin compounds and finished products, which we began marketing under the Natur-Tec™ brand in fiscal 2008. We expect our Natur-Tec™ (biodegradable plastics) products to contribute to our North American sales in fiscal 2009.”

Due to the anticipated loss of a significant customer of NTIC’s React-NTI, LLC subsidiary, consolidated net sales in North America for fiscal 2008 totaled $12,690,752 compared to $16,829,030 for fiscal 2007, a decrease of approximately 24.6 percent. However, as the margins on React-NTI, LLC sales to this customer were extremely small, this development had minimal impact on NTIC’s net income for fiscal 2008.  In addition to its ZERUST® products and services, NTIC’s net sales in North America during fiscal 2008 included $383,904 from sales of NTIC’s Natur-Tec™ products.

NTIC’s working capital was $4,837,271 at August 31, 2008, including $260,460 in cash and cash equivalents.  As of August 31, 2008, NTIC had $86,000 of borrowings under its $2,300,000 demand line of credit.

NTIC spent $2,532,791 in fiscal 2008 and $2,575,325 in fiscal 2007 in connection with its research and development activities.  NTIC anticipates that it will spend between $2,800,000 and $3,200,000 in fiscal 2009 on research and development activities.  NTIC expects its R&D investments to continue to build on NTIC’s current environmentally responsible corrosion technologies and provide for a portfolio of complementary environmental technology offerings that are intended to transform NTIC into a “green technology” company.

Specifically, NTIC expects its new technology portfolio to include the following:

Bio-Plastics.  In fiscal 2008, NTIC began to manufacture and sell a range of bio-based and biodegradable (compostable) polymer resin compounds and products under the Natur-Tec™ brand. In recent years, a combination of market drivers such as higher petroleum prices, a desire to reduce dependence on foreign oil, increased environmental awareness at the consumer level, and favorable regulations banning the use of traditional, petroleum-based plastics, have led to interest in sustainable, renewable resource based and compostable alternatives to traditional plastics.  The term “bio-plastics” encompasses a broad category of plastics that are either bio-based (i.e. derived from renewable resources such as corn or cellulosic/plant material or blends thereof) or are plastics that are engineered to be fully biodegradable/compostable.

Natur-Tec™ polymer resins are produced using NTIC’s proprietary and patent pending ReX Process. In this process, biodegradable polymers, natural polymers made from renewable resources, and organic and inorganic materials are reactively blended in the presence of proprietary compatibilizers and polymer modifiers to produce bio-based/biodegradable polymer resin formulations that exhibit unique and stable morphology.  Natur-Tec™ polymer resins are engineered for high performance, ease of processing and reduced cost, and can be easily processed by converters using conventional manufacturing processes and equipment.  Natur-Tec™ resins are available in several grades tailored for a variety of applications such as blown-film extrusion, extrusion coating, injection molding and more.  Natur-Tec™ biodegradable and compostable polymer resins and all products made thereof meet requirements of international standards for compostable plastics such as ASTM D6400 (U.S.) and EN 13432 (Europe), and are certified as 100% compostable by the Biodegradable Products Institute in the U.S.  The finished products include totally biodegradable compost and trash bags, agricultural film and other single-use disposable products such as compostable cutlery, food and consumer goods packaging.  In addition, NTIC is developing a line of renewable resource based resin compounds for durable engineering plastics applications such as automotive and industrial plastics.

Plastics to Fuel Oil Conversion Technology.  Polymer Energy™ offers a fiscally and environmentally beneficial solution to plastic waste. Polymer Energy™ uses catalytic pyrolysis to efficiently convert plastic waste (primarily polyolefins) into hydrocarbons (primarily a crude oil mix). The Polymer Energy™ system is modular by design and is perfectly suited for distributed processing of plastic waste. Each unit can process up to ten tons of plastic waste per day, and the modular design allows for easily scalable capacity. The Polymer Energy™ process can handle plastic that is contaminated with other types of waste such as metals, glass, dirt and water.  The system can tolerate up to 25% of other waste in the input waste stream. As a result, the plastic waste does not need to be pre-sorted, cleaned or dried prior to processing, which significantly reduces the overall cost of operation. The output crude oil mix is high-grade and can be further processed in a refinery or used as an input for co-generation of electricity. NTIC, through Polymer Energy LLC, a joint venture in which NTIC has a 62.5% interest has an exclusive license to market and develop this patented system worldwide outside of Europe. Polymer Energy LLC plans to sell its first unit in fiscal 2009 and intends to ramp up its manufacturing and service infrastructure to capitalize on global market opportunities it believes exists for the Polymer Energy™ solution.

Oil and Gas Technology.  NTIC has developed proprietary corrosion inhibiting technologies for use in the mitigation of corrosion in capital assets used in the process chemical industry and is initially targeting the sale of these new ZERUST® products to the oil and gas industry sector.  NTIC has concluded successful trials of its solutions with a large oil company and is pursuing opportunities to market NTIC’s technology to other potential customers in the oil and gas industry across several countries through its joint venture partners and other strategic partners.  NTIC believes the sale of its new ZERUST® products to customers in the oil and gas industry will involve a long sales cycle, likely including a one- to two-year trial period with each customer and a slow integration process thereafter.  NTIC has been granted several patents in this area and has several other patents pending covering these new technologies.  NTIC has also expanded the core research and development team responsible for the development and testing of solutions for this market segment and is working with several large oil companies on R&D projects to validate the effectiveness and efficacy of new NTIC solutions for this sector.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

	Fiscal Year Ended August 31
	2008	2007
NORTH AMERICAN OPERATIONS:
Net sales	$12,690,752	$16,829,030
Cost of sales	7,638,690	10,799,180
Gross profit	5,052,062	6,029,850

Operating expenses	6,809,319	6,527,472

NORTH AMERICAN OPERATING LOSS	(1,757,257)	(497,622)

INCOME FROM ALL CORPORATE JOINT VENTURES AND HOLDING COMPANIES	4,514,601	3,300,887

INTEREST INCOME	23,815	4,165
INTEREST EXPENSE	(123,874)	(164,372)
OTHER INCOME	28,407	20,934
GAIN ON SALE OF ASSETS	5,529	726,295
MINORITY INTEREST	32,735	19,121

INCOME BEFORE INCOME TAX EXPENSE	2,723,956	3,409,408

INCOME TAX EXPENSE	170,000	186,000

NET INCOME	$2,553,956	$3,223,408

NET INCOME PER COMMON SHARE:
Basic	$0.69	$0.88
Diluted	$0.68	$0.87

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	3,714,940	3,661,824
Diluted	3,757,492	3,695,166

Composite financial information from the audited and unaudited financial statements of NTIC’s joint ventures carried on the equity basis is summarized as follows:

	August 31, 2008	August 31, 2007
Current assets	$51,847,643	$42,767,569
Total assets	58,958,101	49,312,491
Current liabilities	20,424,810	14,939,496
Noncurrent liabilities	4,756,650	4,971,199
Joint ventures’ equity	33,776,642	29,401,796
NTIC’s share of corporate joint ventures’ equity	$16,016,347	$13,602,842

	Fiscal Year Ended August 31
	2008	2007
Net sales	$101,279,532	$80,551,700
Gross profit	44,224,644	37,395,480
Net income	6,401,755	6,439,108
NTIC’s share of equity in income of corporate joint ventures	$3,792,197	$3,201,621

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), NTIC uses certain non-GAAP financial measures. In this release, NTIC uses the non-GAAP financial measure, net income, excluding the one-time gain on the sale of land, building and equipment that previously served as NTIC’s corporate headquarters. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. When analyzing NTIC’s operating performance, investors should not consider NTIC’s net income, excluding the one-time gain on the sale of land, building and equipment that previously served as NTIC’s corporate headquarters, for fiscal 2007, as a substitute for NTIC’s net income prepared in accordance with GAAP. In addition, investors should note that any non-GAAP financial measures used by NTIC may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever NTIC uses historical non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

A reconciliation of NTIC’s net income, excluding the one-time gain on sale of land, building and equipment that previously served as NTIC’s corporate headquarters during fiscal 2007, to NTIC’s net income is as follows.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

	Fiscal Year Ended August 31		Percent
	2008	2007	Change
Net income, as reported	$2,553,956	$3,223,408	(20.8)%
Gain on sale of land, building and equipment	—	724,495	N/A
Adjusted net income (non-GAAP financial measure)	$2,553,956	$2,498,913	2.2%

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 50 countries.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® and EXCOR® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 25 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. In addition, in fiscal 2008 NTIC launched a new product line of compounds and finished products based on a portfolio of proprietary bio-plastic technologies under the Natur- Tec™ brand.  NTIC also is in the advanced stages of commercially launching plastic waste to fuel conversion technology and is in various stages of development with respect to several other emerging businesses.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about continued increased international sales of NTIC’s ZERUST® products, future market demand for and sales of NTIC’s Natur-Tec™ (biodegradable plastics) products, NTIC’s research and development expense for fiscal 2009, the success of NTIC’s emerging new businesses, including its Natur-Tec™ (biodegradable plastics) products, process technology that converts plastic waste into fuel and the application of its corrosion inhibiting technology into the oil and gas industry and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the current financial crises affecting the U.S. and worldwide banking system and financial markets; contraction of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s emerging new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters, NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others and current and potential litigation. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.